UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2008 (April 15,32008)

KINETIC CONCEPTS, INC.

(Exact Name of Registrant as Specified in its Charter)

TEXAS	001-09913	74-1891727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8023 Vantage Drive San Antonio, Texas	78230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (210) 524-9000

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On April 15, 2008, Kinetic Concepts, Inc. (“KCI”) entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”), with respect to KCI’s issuance and sale of $600.0 million aggregate principal amount of KCI’s 3.25% Convertible Senior Notes due 2015 (the “Notes”). The aggregate principal amount of the Notes issued does not reflect any exercise of the $90.0 million over-allotment option granted to the Initial Purchasers with respect to the Notes. The offering of the Notes was completed on April 21, 2008. The Notes will mature on April 15, 2015 unless previously converted or repurchased in accordance with their terms.

The net proceeds of the offering, after deducting commissions, estimated offering expenses and the Initial Purchasers’ discounts, were approximately $586.5 million. KCI used approximately $42.3 million of the net proceeds of the offering to pay the cost of the convertible note hedge transaction, taking into account the proceeds from the warrant transaction described below under “Convertible Note Hedge and Warrant Transactions.” KCI intends to use the balance of the net proceeds from the offering to fund a portion of the purchase price of the proposed acquisition of LifeCell Corporation, repay certain indebtedness of KCI, provide ongoing working capital and provide for other general corporate purposes of the combined company.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, KCI has agreed to indemnify the Initial Purchasers against certain liabilities.

Convertible Note Hedge and Warrant Transactions

Concurrently with the pricing of the Notes, on April 15, 2008, KCI entered into convertible note hedge transactions with respect to its common stock (the “Purchased Note Hedge”), with JPMorgan Chase Bank, National Association and Bank of America, N.A., affiliates of two of the Initial Purchasers (the “Counterparties”). The Purchased Note Hedge covers, subject to customary anti-dilution adjustments substantially identical to those in the Notes, approximately 11.69 million shares of KCI common stock. The Purchased Note Hedge is expected to reduce the potential dilution to KCI’s common stock upon any conversion of the Notes in the event that the market value per share of KCI’s common stock, as measured under the Purchased Note Hedge, at the time of exercise is greater than the strike price of the Purchased Note Hedge, which corresponds to the initial conversion price of the Notes and is similarly subject to customary adjustments.

Separately and concurrently with the pricing of the Notes, on April 15, 2008, KCI entered into warrant transactions whereby KCI sold to the Counterparties warrants to acquire, subject to customary anti-dilution adjustments, up to approximately 11.69 million shares of KCI common stock (the “Sold Warrants”). The Sold Warrants expire after the Purchased Note Hedge. In the event the market value of KCI common stock, as measured under the Sold Warrants, at the time of exercise exceeds the warrants’ strike price of approximately $60.41 per share (which is approximately 50% higher than the closing price of KCI’s common stock on April 15, 2008), the Sold Warrants will have a dilutive effect on KCI’s earnings per share.

The Purchased Note Hedge and the Sold Warrants are separate transactions, each entered into by KCI with the Counterparties. Neither of these transactions are part of the terms of the Notes and thus neither of the transactions will affect the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Purchased Note Hedge or the Sold Warrants.

In connection with the Purchased Note Hedge and Sold Warrants, KCI entered into letter agreements with the Counterparties setting forth the terms and conditions of such transactions.

Indenture

On April 21, 2008, KCI sold $600.0 million aggregate principal amount of the Notes to the Initial Purchasers at a price of 100% of their principal amount, less the Initial Purchasers’ discounts, for resale by the Initial Purchasers to qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are governed by an indenture, dated as of April 21, 2008 (the “Indenture”), between KCI, KCI USA, Inc., a wholly owned subsidiary of KCI (the “Subsidiary Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”). The Subsidiary Guarantor is guaranteeing the principal and interest payable under the Notes on a contractually subordinated basis to its secured guarantee of KCI’s existing credit agreement and any credit facilities KCI enters into in the future.

The interest rate on the Notes will be 3.25% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2008. The Notes will mature on April 15, 2015, unless previously converted or repurchased in accordance with their terms prior to such date. The Notes will be KCI’s senior unsecured obligations, and will rank (i) senior to any of KCI’s future indebtedness that is expressly subordinated to the Notes; (ii) equally to any future senior subordinated debt; and (iii) effectively junior to any secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the Notes will be structurally junior to (i) all existing and future indebtedness and other liabilities incurred by KCI’s subsidiaries and (ii) preferred stock issued by KCI’s subsidiaries, except that in the case of the Subsidiary Guarantor, its guarantee of the principal and interest payable under the Notes will be (a) effectively subordinated to all of its secured debt to the extent of the value of the assets securing such debt, (b) contractually subordinated to its secured guarantee of KCI’s existing credit agreement and any credit facilities KCI enters into in the future, (c) pari passu with all of its other senior indebtedness and (d) senior to all of its indebtedness that is expressly subordinated in right of payment to the subsidiary guarantee and all of its preferred stock outstanding. The Notes are not redeemable by KCI prior to the maturity date, but the holders may require KCI to repurchase the Notes at 100% of the principal amount of the Notes, plus accrued and unpaid interest, following a “fundamental change” (as defined in the Indenture).

Holders of the Notes may convert their Notes at their option on any day prior to the close of business on the business day immediately preceding October 15, 2014 only if one or more of the following conditions is satisfied: (1) during any fiscal quarter commencing after June 30, 2008, if the last reported sale price of KCI’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the conversion price of the Notes in effect on each applicable trading day; (2) during the five business day period following any five consecutive trading day period in which the trading price for the Notes (per $1,000 principal amount of the Notes) for each such trading day was less than 98% of the last reported sale price of KCI’s common stock on such date multiplied by the applicable conversion rate; or (3) if KCI makes certain significant distributions to holders of its common stock or enters into specified corporate transactions. The Notes will be convertible, regardless of whether any of the foregoing conditions has been satisfied, on or after October 15, 2014 at any time prior to the close of business on the third scheduled trading day immediately preceding the stated maturity date.

Upon conversion, holders will receive cash up to the aggregate principal amount of the Notes being converted and shares of KCI common stock in respect of the remainder, if any, of KCI’s conversion obligation in excess of the aggregate principal amount of the Notes being converted. The initial conversion rate for the Notes will be 19.4764 shares of KCI common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $51.34 per share of common stock and represents a 27.5% conversion premium over the last reported sale price of KCI’s common stock on April 15, 2008, which was $40.27 per share. The conversion rate and the conversion price will be subject to adjustment upon the occurrence of certain events, such as distributions of dividends or stock splits.

If KCI undergoes a fundamental change (as defined in the Indenture), holders may require KCI to purchase all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest.

The Indenture contains customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay the principal amount of any Note when due or upon required repurchase; failure to convert the Notes into cash or shares of common stock, as applicable and as required upon the occurrence of triggering events as detailed above; failure to pay any interest amounts on any Note when due if such failure continues for 30 days; failure to provide timely notice of a fundamental change; failure to comply with certain obligations upon certain consolidation, merger, or sale of assets transactions; failure to pay any indebtedness for money borrowed by KCI or any of its subsidiaries in excess of a specified amount; except in certain instances, if the guarantee of the Notes by the Subsidiary Guarantee is held to be unenforceable; failure to comply with other terms and covenants contained in the Notes after a specified notice period; and certain events of bankruptcy, insolvency or reorganization of KCI or any of its significant subsidiaries.

Remedies for any event of default resulting from any failure by KCI to comply with Indenture provisions requiring the filing of reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will, to the extent we elect, for 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest equal to 0.50% of the principal amount of the Notes. On the 180th day after such event of default, if the default is not cured, the Notes are subject to acceleration as provided in the Indenture.

Relationships

Some of the Initial Purchasers and their affiliates have provided, from time to time, and may in the future provide, investment banking, financial and other services to KCI, for which KCI has paid, and intends to pay, customary fees.

The foregoing summaries of the Purchase Agreement, the Indenture and the Notes are qualified in their entirety by reference to the full text of the Purchase Agreement, the Indenture and the Notes, copies of which are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1 and 4.2 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

KCI offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. KCI relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

On April 15, 2008, as further described under “Convertible Note Hedge and Warrant Transactions” in Item 1.01 above, KCI agreed to sell warrants to acquire, in the aggregate, 11.69 million shares of KCI common stock, at an exercise price of $60.41 per share, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.
1.1	Purchase Agreement, dated as of April 15, 2008, among KCI, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several Initial Purchasers.

4.1	Indenture, dated as of April 21, 2008, between KCI, KCI USA, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 3.25% Convertible Senior Note due 2015 (included in Exhibit 4.1).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include the following: (i) the potential impact of the Purchased Note Hedge and Sold Warrants transactions on the price of KCI’s common stock and earnings per share; and (ii) KCI’s engagement of the Initial Purchasers, from time to time, in transactions with and performance of services for KCI in the ordinary course of their business. These statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “will,” “may” or similar expressions are generally forward-looking in nature and not historical facts. You should consider the areas of risk described under the heading “Forward-Looking Statements” and “Risk Factors” in KCI’s periodic reports filed with the Securities and Exchange Commission under the Exchange Act and those risk factors included as “Item 1A. Risk Factors” in KCI’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated by the risk factors set forth in any subsequent filing by KCI with the Securities and Exchange Commission, in connection with any forward-looking statements that may be made by KCI generally. Except for ongoing obligations to disclose material information under the federal securities laws, KCI undertakes no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2008

KINETIC CONCEPTS, INC.

By:	/s/ Martin J. Landon
Name:	Martin J. Landon
Title:	Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Purchase Agreement, dated as of April 15, 2008, among KCI, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several Initial Purchasers.

4.1	Indenture, dated as of April 21, 2008, between KCI, KCI USA, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 3.25% Convertible Senior Note due 2015 (included in Exhibit 4.1).